Exhibit 3.37

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/06/2002
020683267 - 2559018

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KNOLOGY BROADBAND, INC.

The undersigned, being the President and Chief Executive Officer and the Corporate Secretary, respectively, of Knology Broadband, Inc., a. corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certify as follows:

FIRST: The name of the corporation (hereinafter the “Corporation”) is Knology Broadband, Inc. The Corporation was originally incorporated in. Delaware on November 3, 1995 under the name Cybernet Holding, Inc.

SECOND: The Certificate of Incorporation of the Corporation as in effect on the date hereof is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto.

THIRD: That the amended and restated Certificate of Incorporation set forth in Exhibit A was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have executed his Certificate this 6th day of November, 2002.

/s/
President and Chief Executive Officer

Attest!

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KNOLOGY BROADBAND, INC.

Article 1                                     Name

The name of the corporation is Knology Broadband, Inc. (the Corporation”).

Article 2                                     Registered Office and Agent

The registered office of the Corporation shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle. The registered agent of the Corporation at such address is Corporation Service Company.

Article 3                                     Purpose and Powers

The purpose of Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4                                     Capital Stock

4.1                          Authorized Shares

4.1.1 Voting Stock

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 100, of which all shares shall be Common Stock, all of one class, having a par value of $.01 per share (“Common Stock”).

4.1.2 Non-Voting Stock

The Corporation will not issue non-voting capital stock to the extent prohibited by the United States Bankruptcy Code, 11 U.S.C. §1123; provided, however, this sentence (a) will have no further force and effect beyond that required under such section, (b) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

4.2                          Common Stock

4.2.1 Relative Rights

Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

4.2.2 Dividends

Dividends may be paid or funds may be set aside for payment only out of any assets legally available for the payment of dividends, when and as declared by the Board of Directors of the Corporation.

4.2.3 Dissolution, Liquidation and Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation.

4.2.4 Voting Rights

Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

Article 5                                     Board of Directors

5.1                        Number and Election

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

5.2                        Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.3                        Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the

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DGCL; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6                                              Compromises or Arrangements

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Article 7                                          Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 8                                          Reservation of Right to Amend Certificate of Incorporation

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

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CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
KNOLOGY OF NORTH CAROLINA, INC.
(Subsidiary Corporation)
WITH AND INTO
KNOLOGY BROADBAND, INC.
(Parent Corporation)

TO:                      The Secretary of State of the State of Delaware

Pursuant to Section 253 of the Delaware General Corporation Law, Knology Broadband, Inc., a corporation organized and existing under the laws of the State of Delaware (“Parent Corporation”),

Does hereby certify:

I.              That Parent Corporation is the sole stockholder of Knology of North Carolina, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Subsidiary Corporation”).

2.             That Parent Corporation, by the following resolutions of its Board of Directors, duly adopted on January 31, 2007, determined to merge the Subsidiary Corporation into itself.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Parent Corporation authorizes and approves the merger of the Subsidiary Corporation with and into Parent Corporation and the assumption by Parent Corporation of the obligations of the Subsidiary Corporation pursuant to the documents provided to the Board of Directors to effect such merger;

FURTHER RESOLVED, that the Board of Directors of Parent Corporation confirms, ratifies, approves and adopts the documents provided to the Board of Directors to effect such merger and the actions taken on behalf of Parent Corporation by its officers in preparing the terms of such merger; and

FURTHER RESOLVED, that the officers of Parent Corporation are authorized and directed to execute and deliver the documents and certificates that are required or permitted under the applicable provisions of the Delaware General Corporation Law to effect such merger.

[Signature on following page)

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:38 PM 02/01/2007
FILED 03:30 PM 02/01/2007

SRV 070114612 — 559918
LE2GALowigaR5

IN WITNESS WHEREOF, Knology Broadband, Inc. has caused this Certificate of Ownership and Merger to be signed by a duly authorized officer this 31st day of January, 2007.

KNOLOGY BROADBAND, INC.

By:
Chad S. Wachter
Vice President, General Counsel and Secretary

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